Exhibit 3.10
FILED
2009 MAR 18 A 10:28
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

CERTIFICATE OF DOMESTICATION
OF
VOIS INC.

Pursuant to the provisions of Section 607.1801 of the Florida Statutes, the undersigned, Gary Schultheis, the President of VOIS Inc., a foreign corporation (the “Corporation”), submits the following Certificate for the purpose of becoming domesticated in the State of Florida:

FIRST:	The date on which the Corporation first came into being was May 19, 2000.

SECOND:	The jurisdiction where the Corporation was first formed with the State of Delaware.

THIRD:	The name of the Corporation immediately prior to the filing of this Certificate was VOIS Inc.

FOURTH:	The name of the Corporation will use in the State of Florida, as set forth in its Articles of Incorporation filed with this Certificate, is VOIS Inc.

FIFTH:	Immediately prior to the filing of this Certificate, the principal place of business of the Corporation was located at 951 Yamato Road, Suite 201, Boca Raton, Florida 33431.

Dated: March 13, 2009	VOIS INC.

	By:	/s/ Gary Schultheis
Gary Schultheis, President

CERTIFICATION

I, Gary Schultheis, do hereby certify that I am the President of VOIS Inc., and that I am authorized to sign this Certificate of Domestication on behalf of the Corporation.  I further certify that all of the statements in the foregoing instrument are true and correct.

/s/ Gary Schultheis
Gary Schultheis, President

STATE OF FLORIDA	)
) SS
COUNTY OF PALM BEACH	)

On March 13, 2009, before me personally appeared Gary Schultheis, personally known to me to be the person whose name is subscribed to in the instrument within, and acknowledged that he executed the instrument for the purposes contained in the instrument.

/s/ Sydney Monda
Notary Public
My Commission Expires:04/22/2010

FILED
2009 MAR 18 A 10:28
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF INCORPORATION
OF
VOIS INC.

The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

ARTICLE I
CORPORATE NAME

The name of this Corporation shall be:  VOIS Inc.

ARTICLE II
PRINCIPAL OFFICE AND MAILING ADDRESS

The principal office and mailing address of the Corporation is 951 Yamato Road, Suite 201, Boca Raton, Florida 33431.

ARTICLE III
NATURE OF CORPORATE BUSINESS AND POWERS

The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

ARTICLE IV
CAPITAL STOCK

The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be one billion (1,000,000,000) shares of Common Stock, par value $0.001 per share, and ten million (10,000,000) shares of Preferred Stock, par value $0.001 per share.

Classes and series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such classes or series of Preferred Stock as adopted by the Board of Directors.

ARTICLE V
TERM OF EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE VI
REGISTERED AGENT AND
INITIAL REGISTERED OFFICE IN FLORIDA

The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:

Gary Schultheis
951 Yamato Road, Suite 201
Boca Raton, Florida  33431

ARTICLE VII
BOARD OF DIRECTORS

This corporation shall have three (3) Directors initially.

Gary Schultheis
951 Yamato Road, Suite 201
Boca Raton, Florida  33431

Herbert Tabin
951 Yamato Road, Suite 201
Boca Raton, Florida  33431

Robert Cohen
951 Yamato Road, Suite 201
Boca Raton, Florida  33431

ARTICLE VIII
INCORPORATOR

The name address of the person signing these Articles of Incorporation as the Incorporator is James M. Schneider, Esq., 2200 N.W. Corporate Boulevard, Suite 210, Boca Raton, Florida 33431.

ARTICLE IX
INDEMNIFICATION

To the fullest extent permitted by the Florida Business Corporation Act, the Corporation shall indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Corporation; (ii) is or was serving at the request of the Corporation as a director of another corporation, provided that such person is or was at the time a director of the Corporation; or (iv)is or was serving at the request of the Corporation as an officer of another Corporation, provided that such person is or was at the time a director of the corporation or a director of such other corporation, serving at the request of the Corporation.  Unless otherwise expressly prohibited by the Florida Business Corporation Act, and except as otherwise provided in the previous sentence, the Board of Directors of the Corporation shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact such person is or was an officer, employee or agent of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  No person falling within the purview of this paragraph may apply for indemnification or advancement of expenses to any court of competent jurisdiction.

ARTICLE X
AFFILIATED TRANSACTIONS

This Corporation expressly elects not to be governed by Section 607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

ARTICLE XI
CONTROL SHARE ACQUISITIONS

This Corporation expressly elects to be governed by Section 607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.

IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on the 13th day of March, 2009.

/s/ James M. Schneider
James M. Schneider, Incorporator

CERTIFICATE DESIGNATING REGISTERED AGENT
AND OFFICE FOR SERVICE FOR PROCESS

VOIS INC., a corporation existing under the laws of the State of Florida with its principal office and mailing address at 951 Yamato Road, Suite 201, Boca Raton, Florida 33431 has named Gary Schultheis whose address is 951 Yamato Road, Suite 201, Boca Raton, Florida  33431 as its agent to accept service of process within the State of Florida.

ACCEPTANCE:
Having been named to accept service of process for the above-named Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law.  In addition, I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.

/s/ Gary Schultheis
Gary Schultheis

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